PROJECT WONTON



                    Presentation to The Board of Directors

                    Alternatives to Enhance Shareholder Value




                    Highly Confidential
                    Not To Be Reproduced or Discussed With Outsiders



                    January 15, 1997

                                                                  PROJECT WONTON


--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------


                   I      Situation Assessment
                   II     Summary of Alternatives to Increase Shareholder Value
                   III    Recommendation

                          Appendices
                          ----------
                   A      Summary Transaction Timetable
                   B      Ownership Summary
                   C      Traded Volume Analysis
                   D      Discounted Cash Flow Analysis
                   E      Description of Comparable Companies
                   F      Comparable M&A Transactions
                   G      Summary Term Sheets
                   H      Comparable Recapitalization Transactions


--------------------------------------------------------------------------------

                                                                  PROJECT WONTON

                SECTION I

                SITUATION ASSESSMENT

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
SITUATION ASSESSMENT
--------------------------------------------------------------------------------

BEAR STEARNS IS PLEASED TO HAVE THIS OPPORTUNITY TO PRESENT OUR RECOMMENDATIONS TO WONTON'S BOARD OF DIRECTORS REGARDING ENHANCING SHAREHOLDER VALUE.

AMONG THE FACTORS WE CONSIDERED IN OUR ANALYSIS ARE THE FOLLOWING ASPECTS OF THE COMPANY'S CURRENT SITUATION.

    o MARKET LEADER: Leading provider of quick service specialty foods in the U.S. and abroad

    o    STABLE CASH FLOW: Proven format provides strong and stable cash flow


    o INTERNAL GROWTH CONSTRAINTS: Lack of availability of desirable locations may constrain new stores to 35-45 per year

    o NO BORROWINGS: Cash flow generation in excess of capital expenditures results in unlevered balance sheet

    o LIMITED ACQUISITION OPPORTUNITIES: Preference for internal development; few similar good concepts

    o    SIGNIFICANT EXCESS CASH: Currently in excess of $100 million in cash

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                                                                          Page 1

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
SITUATION ASSESSMENT
--------------------------------------------------------------------------------

AS A RESULT OF CERTAIN OF THESE FACTORS, THE COMPANY'S COMMON STOCK HAS UNDERPERFORMED IN RECENT PERIODS. IN THE CURRENT MARKET ENVIRONMENT, EQUITY INVESTORS FAVOR:

    o GROWTH EMPHASIS: The equity market has a bias toward strong growth stories

    o DEPLOYING CASH: Excess cash is not highly valued by investors COMP STORE INCREASES: As organic growth has slowed, the Company's P/E Ratio has declined

    o SELECTIVE INDUSTRIES: Restaurants are an out of favor sector in the equity markets

A CONTINUATION OF CURRENT INVESTOR SENTIMENT, COMBINED WITH POTENTIALLY AGGRESSIVE 1997 WALL STREET ESTIMATES, MAY LEAD TO CONTINUED UNDERPERFORMANCE.

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                                                                          Page 2

                                                                  PROJECT WONTON


--------------------------------------------------------------------------------
HISTORICAL FINANCIAL REVIEW
--------------------------------------------------------------------------------

($ IN MILLIONS)                                                                                          ANALYSTS
                                                        ACTUAL                                           PROJECTED (1)(2)
                                -----------------------------------------------------                    ----------------
                                1991       1992          1993        1994        1995         CAGR      1996E       1997E
                                ----       ----          ----        ----        ----         ----      -----       -----

    REVENUES                   $208.0     $236.2        $264.0      $294.0      $316.1       11.0%      $328.9      $356.7
      % Growth                   9.4%       13.6%         11.7%       11.4%       11.3%                   4.0%        8.5%

    EBITDA                      $51.4      $53.7         $64.0       $73.0       $71.3        8.5%       $79.3       $89.2
      % Of Revenues              24.7%      22.7%         23.8%       24.4%       22.6%                   24.1%       25.0%

    NET INCOME                  $21.8      $24.1         $28.3       $33.0       $31.4(3)     9.6%       $37.4       $43.1

    EARNINGS PER SHARE          $1.07      $1.18         $1.45       $1.63       $1.55(3)     9.7%       $1.84       $2.10

    DIVIDENDS PER SHARE            --         --         $0.52       $0.64       $0.76                   $0.92      --

    FORWARD P/E MULTIPLE        20.5x      17.3x         19.5x       14.0x       14.2x                   14.0x       12.3x

    CAPITAL EXPENDITURES        $23.9      $28.8         $31.9       $32.1       $17.5                  --          --

    STORES ANALYSIS
    ---------------

    OWNED STORE OPENINGS        63         58            59          53          44                      29          45

    OWNED STORES (EOP)          412        456           515         567         571                     600         645

    FRANCHISED STORES (EOP)     118        131           134         162         200                     225         270

-----------------------
(1) Source: Merrill Lynch research report dated November 12, 1996, except with respect to store information.

(2) Source: Owned and franchised store information from Montgomery Securities research report dated August 19, 1996.

(3) Excludes pre-tax provision of $16.4MM ($10.2MM after-tax) for closing of approximately 40 stores.


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                                                                          Page 3

                                                                  PROJECT WONTON


PROJECTED FINANCIAL PERFORMANCE


($ IN MILLIONS)
                                                                         Projected Fiscal Year Ended December 31,
                                          Actual     -------------------------------------------------------------------------------
                                          LTM(1)     1996    1997      1998         1999       2000          2001       2005    CAGR
                                          ------     ----    ----      ----         ----       ----          ----       ----    ----

    REVENUES                              $323.9    $326.3  $354.0    $379.2       $405.1     $431.4        $458.2     $570.4   6.1%
    % Growth                                          3.2%    8.5%      7.1%         6.8%       6.5%          6.2%       5.3%

    EBITDA                                 $77.4     $79.7   $87.0     $95.3       $101.8     $108.5        $115.3     $143.8   6.5%
      % Revenue                             23.9%     24.4%   24.6%     25.1%        25.1%      25.2%         25.2%      25.2%

    NET INCOME                             $36.0     $37.5   $41.8     $45.0        $48.0      $52.4         $57.8      $79.7   8.4%

    EARNINGS PER SHARE                     $1.77     $1.84   $2.05     $2.17        $2.31      $2.51         $2.76      $3.76   7.9%

    DIVIDENDS PER SHARE(4)                 $0.88     $0.92   $1.06     $1.22        $1.40      $1.61         $1.85      $3.24

    CAPITAL EXPENDITURES                   $25.4     $25.4   $25.4     $20.4        $22.9      $20.6         $21.9      $22.0

    POSSIBLE FUTURE STOCK PRICE                                                               $39.00(2)     $53.00(2)

    PRESENT VALUE OF FUTURE STOCK PRICE
                                                                                              $28.00(3)     $31.00(3)
    STORE ASSUMPTIONS
    -----------------

    OWNED STORE OPENINGS (NET)(5)             18        27      37        37           37         37            37         37

    OWNED STORES (EOP)                       589       598     635       672          709        746           783        931

    FRANCHISED STORES (EOP)                  211       218     254       290          326        362           398        542


-----------------------
Source:  Company projections.
(1) LTM = Latest twelve months ended October 6, 1996.
(2) Assumes P/E multiple of 14.0x (same as current 1996 estimated multiple).
(3) Present value of dividends and future stock price discounted at Wonton's weighted average cost of capital of 10.7%.
(4) Assumes $0.92 annual dividend in 1996, increasing by 15% thereafter.
(5) Assumes 40 new stores opened and 3 existing stores closed annually after 1996.

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                                                                          Page 4

                                                                  PROJECT WONTON

COMPARABLE PUBLIC COMPANIES - CURRENT MARKET VALUATION


($ IN MILLIONS, EXCEPT PER SHARE)

                                                                   LATEST                                    FIVE YEAR
                                                               TWELVE MONTHS                                 PROJECTED     % CHANGE
                                                    ----------------------------------                        EARNINGS     IN STOCK
                            PRICE ON     VALUE OF                                       1996E     1997E        GROWTH     PRICE FROM
                            1/10/97      EQUITY     REVENUES   EBIT         NET INCOME  P/E(2)    P/E(2)       RATE(2)       1/1/96
                            --------     --------   --------   ----         ----------  ------    ------     ----------   ----------

Wonton                       $25.75      $525.1     $323.9     $54.3(1)    $36.0(1)     14.0x      12.3x       14.3%          19.1%
S&P 500                      759.50          -          -          -           -        18.7x      16.5x       12.4%          23.3%

LIMITED SERVICE RESTAURANTS
---------------------------

CKE Restaurant               $32.25      $780.6     $550.0     $41.3       $19.3        32.6x      25.9x       28.0%          123.8%
Papa John's                  $31.38      $900.9     $338.7     $23.0       $16.4        31.4x      24.1x       37.7%          73.8%
Wendy's                      $21.38      $2,764.7   $1,867.7   $251.9      $135.8       17.8x      15.2x       16.8%          -0.6%
Sonic                        $22.50      $305.3     $151.1     $32.0       $16.6        17.2x      15.0x       19.5%          23.3%
Foodmaker                    $9.25       $359.3     $1,058.5   $67.2       $20.1        17.1x      14.2x       25.0%          1.4%
Luby's Cafeterias            $20.25      $471.2     $450.1     $64.7       $39.2        12.6x      11.4x       10.8%          -9.5%
Ryan's Family Steakhouse     $7.50       $382.0     $558.8     $60.8       $36.4        10.7x      9.5x        13.4%          7.1%
Buffets(3)                   $8.00       $360.7     $745.0     $51.2       $31.7        10.8x      8.6x        17.7%          -43.1%
------------------------------------------------------------------------------------------------------------------------------------
Harmonic Mean                                                                           16.0x      13.5x       18.3%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Excludes pre-tax provision of $16.4MM ($10.2 million after-tax) related to the closing of approximately 40 stores.
(2) Source:  First Call estimates.
(3) Pro Forma for merger with Hometown Buffets completed September 20, 1996.

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                                                                          Page 5

                                                                  PROJECT WONTON


COMPARABLE PUBLIC COMPANIES - FINANCIAL RATIOS


(LATEST TWELVE MONTHS)
                                                     Valuation Multiples(1)                           Credit Statistics
                                 ----------------------------------------------------------    ---------------------------------
                                 Enterprise Value
                                 ---------------------   Price to     Price to     Price to     EBITDA/     Debt/    Total Debt/
                                 LTM EBITDA   LTM EBIT   LTM EPS     1996 EPS      1997 EPS    Interest  Mkt. Cap.     EBITDA
                                 ----------   --------   --------    --------      --------    --------  --------    -----------
Wonton                           5.6x         7.9x       14.5x        14.0x         12.3x           NM       0%           0x

LIMITED SERVICE RESTAURANTS:

CKE Restaurant                  12.8x         20.3x      35.4x        32.6x         25.9x         6.6x      9.2%         1.1x
Papa John's                     24.7x         38.5x      52.6x        31.4x         24.1x           NM      0.2%         0.1x
Wendy's                         8.5x          11.6x      20.0x        17.8x         15.2x           NM      8.9%         0.7x
Sonic                           7.7x          9.8x       18.2x        17.2x         15.0x           NM      5.4%         0.4x
Foodmaker                       6.9x          10.7x      18.1x        17.1x         14.2x         2.1x    110.8%         3.9x
Luby's Cafeterias               6.1x          7.8x       12.2x        12.6x         11.4x           NM      8.5%         0.5x
Ryan's Family Steakhouse        5.8x          8.1x       10.8x        10.7x         9.5x            NM     29.0%         1.3x
Buffets(2)                      4.1x          7.5x       11.5x        10.8x         8.6x            NM     13.6%         0.5x
----------------------------------------------------------------------------------------------
Harmonic Mean                   7.3x          10.8x      17.1x        16.0x         13.5x
----------------------------------------------------------------------------------------------

-----------------------
(1) Based on 1/10/97 stock price.
(2) Pro Forma for merger with Hometown Buffets completed September 20, 1996.

--------------------------------------------------------------------------------

                                                                  PROJECT WONTON


HISTORICAL 5 YEAR STOCK PRICE PERFORMANCE


                WONTON VS. S&P 500 VS. RESTAURANT COMPOSITE INDEX
                    JANUARY 10, 1992 THROUGH JANUARY 10, 1997


                               [GRAPHIC OMITTED]


-----------------
*Restaurant Composite Index includes: CKE Restaurant, Papa John's, Wendy's, Sonic, Luby's, Ryan's and Buffets.



--------------------------------------------------------------------------------

HISTORICAL 12 MONTH STOCK PRICE PERFORMANCE


                WONTON VS. S&P 500 VS. RESTAURANT COMPOSITE INDEX
                    JANUARY 10, 1996 THROUGH JANUARY 10, 1997


[GRAPHIC OMITTED]

-----------------------
* Restaurant Composite Index includes: CKE Restaurant, Papa John's, Wendy's, Sonic, Foodmaker, Luby's, Ryan's and Buffets.




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                                                                          Page 8

                                                                  PROJECT WONTON

                       SECTION II




                       SUMMARY OF ALTERNATIVES TO INCREASE
                       SHAREHOLDER VALUE

                                                                  PROJECT WONTON



ALTERNATIVES TO INCREASE SHAREHOLDER VALUE


BEAR STEARNS HAS REVIEWED THE FOLLOWING ALTERNATIVES WITH CERTAIN COMPANY PRINCIPALS


--------------------------------------------------------------------------------
   ALTERNATIVES                                Considerations
--------------------------------------------------------------------------------
Status Quo              >>      Cash continues to build without attractive use
                                Earnings growth continues to slow
                                Likely continued public valuation issue
--------------------------------------------------------------------------------
 Sell                   >>      Management believes Company is undervalued
                                Certain insiders are not interested in selling
--------------------------------------------------------------------------------
 Acquisition            >>      Strong strategic preference for developing new
                                concepts and JV's internally Company has not
                                historically made acquisitions Few concepts with
                                strong business fit
--------------------------------------------------------------------------------
 Management Buyout      >>      Highly leveraged capital structure
                                Operating flexibility constrained
--------------------------------------------------------------------------------
 Open Market Purchase   >>      Moderate repurchase would not have significant
                                EPS impact Not generally effective for
                                purchasing large percentages of public float
--------------------------------------------------------------------------------
 Special Dividend       >>      Not tax efficient from individual shareholder
                                standpoint
--------------------------------------------------------------------------------
 Recapitalization       >>      Use of excess cash combined with modest
                                borrowing Potential capital gains treatment for shareholders Use of leverage provides for accelerated earnings growth


--------------------------------------------------------------------------------

                                                                  PROJECT WONTON


                SECTION III


                RECOMMENDATION

                                                                  PROJECT WONTON


RECOMMENDATION


GIVEN THESE CONSIDERATIONS, BEAR STEARNS BELIEVES A LEVERAGED RECAPITALIZATION IS THE MOST ATTRACTIVE ALTERNATIVE TO INCREASE SHAREHOLDER VALUE.


  o  ENHANCES SHAREHOLDER VALUE:
       o  Shareholders can monetize holdings at a premium price
       o  Potential capital gains treatment
       o  Efficient use of cash on hand
       o  Reduces cost of capital
       o  New debt "supercharges" remaining equity going forward

  o  TAKES ADVANTAGE OF CURRENT ROBUST DEBT MARKETS:
       o  Attractive bank market
       o  Strong public debt market
           -Treasury rates at relative historical lows
           -Tight corporate credit borrowing spreads

  o  MODEST LEVERAGE MAINTAINS OPERATING FLEXIBILITY:
       o  Downturn in operations
       o  Unexpected opportunities

--------------------------------------------------------------------------------

                                                                  PROJECT WONTON




RECOMMENDATION


BASED ON THE COMPANY'S PROJECTIONS, A $250 - $300 MILLION LEVERAGED RECAPITALIZATION PROVIDES A HIGHER RETURN TO SHAREHOLDERS WHILE PROVIDING THE NECESSARY OPERATING FLEXIBILITY FOR MANAGEMENT.

A $250 - $300 MILLION LEVERAGED RECAPITALIZATION WOULD CONSIST OF THE FOLLOWING:

The Company would tender for $250 to $300 million of common shares

MS and JS would sell 333,333 shares ($10 million), or slightly more, to the Company

Tender price of approximately $29.00 - $30.00 per share (premium of 12.6% - 16.5% based on 1/10/97 closing price of $25.75)

The tender would also be subject to certain conditions including financing and possibly a minimum number of shares being tendered

Tender funded with:

   Cash and marketable securities on hand (approximately $110 million)

   New debt raised (between $150-$200 million) from banks and/or public debt market

This structure has the flexibility to provide for a significant sale by other large shareholders

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                                                                         Page 11

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
LEVERAGED RECAPITALIZATION ALTERNATIVES
--------------------------------------------------------------------------------

BEAR STEARNS HAS DISCUSSED THE FOLLOWING LEVERAGED RECAPITALIZATION SCENARIOS WITH MANAGEMENT:

                                          ---------------------------------------------------------------------------------
 ($ IN MILLIONS)                                    SCENARIO A               SCENARIO B                    SCENARIO C
                                                    $250 RECAP               $275 RECAP                    $300 RECAP
                                          ---------------------------------------------------------------------------------
PRO FORMA CAPITAL STRUCTURE:                      $            Rate          $           Rate         $         Rate
                                                 --            ----         --           ----        --         ----

Senior Bank Credit Facility:
      Revolver(1)                               -              8.00%       -             8.00%      -          8.00%
      Term Loan A                               $100.0         8.00%       $75.0         8.00%      $50.0      8.00%
      Term Loan B                               50.0           8.25%       -                        -
    Total Bank Debt                             150.0                      75.0                     50.0
    Senior Sub Notes                            -                          100.0         9.75%      150.0      9.75%
               TOTAL DEBT                       $150.0                     $175.0                   $200.0

    SOURCES OF FUNDS:
    Cash on Balance Sheet(2)                    $100.0                     $100.0                   $100.0
    Senior Bank Credit Facility                 150.0                      75.0                     50.0
    Senior Subordinated Notes                   -                          100.0                    150.0
               TOTAL SOURCES                    $250.0                     $275.0                   $300.0
                                         ----------------------------------------------------------------------------------


-----------------------
(1) $50.0 million undrawn revolving credit facility.
(2) Does not include funds for estimated fees and expenses of $8 - $11 million.


--------------------------------------------------------------------------------

                                                                  PROJECT WONTON


PRO FORMA INCOME STATEMENT - $250 MILLION RECAPITALIZATION


($ IN MILLIONS)
                                           PRO FORMA                     PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                                           ---------           ------------------------------------------------------

                                        LTM(1)     1996        1997      1998     1999       2000      2001      2005       CAGR
                                        ------     ----        ----      ----     ----       ----      ----      ----       ----
REVENUES                                $323.9    $326.3      $354.0    $379.2   $405.1     $431.4    $458.2     $570.4       6.1%

EBITDA                                    77.4      79.7        87.0      95.3    101.8      108.5     115.3      143.8       6.5%

EBIT                                      54.3      57.0        63.4      69.6     73.6       79.7      87.7      120.6       8.4%

NET INCOME                               $24.9     $26.5       $31.0     $36.3    $40.7      $46.5     $52.8      $76.3      11.9%
-----------------------------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE                       $2.00     $2.13       $2.47     $2.88    $3.20      $3.63     $4.11      $5.84      11.4%
-----------------------------------------------------------------------------------------------------------------------------------

DIVIDENDS PER SHARE(4)                   $0.30     $0.30       $0.30     $0.44    $0.53      $0.71     $1.85      $3.24

POSSIBLE FUTURE STOCK PRICE                                                                           $58.00(2)  $82.00(2)

   PRESENT VALUE OF POSSIBLE FUTURE STOCK PRICE                                                       $40.00(3)  $46.00(3)


-------------
(1) LTM = Latest twelve months ended October 6, 1996.
(2) Assumes P/E multiple of 14.0x (same as current 1996 estimated multiple).
(3) Present value of stock price discounted at Wonton's weighted average cost of capital of 9.1%.
(4) Annual dividend is based on the amount that could be paid under bank agreements. As dividend availability increases, we assume dividend returns to the 15% annual increase on 1996's $0.92 per share.
--------------------------------------------------------------------------------

                                                                  PROJECT WONTON


--------------------------------------------------------------------------------
PRO FORMA INCOME STATEMENT - $275 MILLION RECAPITALIZATION
--------------------------------------------------------------------------------

($ IN MILLIONS)
                                PRO FORMA             PROJECTED FISCAL YEAR ENDED DECEMBER 31,

                               LTM(1)     1996     1997      1998    1999         2000     2001      2005     CAGR

REVENUES                       $323.9    $326.3   $354.0    $379.2  $405.1      $431.4   $458.2     $570.4     6.1%

EBITDA                           77.4      79.7     87.0      95.3   101.8       108.5    115.3      143.8     6.5%

EBIT                             54.3      57.0     63.4      69.6    73.6        79.7     87.7      120.6     8.4%

NET INCOME                      $22.8     $24.4    $28.8     $33.9   $37.8       $42.6    $48.2      $74.8    12.8%

--------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE              $1.97     $2.11    $2.46     $2.88   $3.19       $3.57    $4.01      $6.13    12.1%
--------------------------------------------------------------------------------------------------------------------

DIVIDENDS PER SHARE(4)          $0.49     $0.49    $0.49     $0.64   $0.61       $1.61    $1.85      $3.24

POSSIBLE FUTURE STOCK PRICE                                                              $56.00(2)  $86.00(2)
                                                                                         =========  =========
PRESENT VALUE OF POSSIBLE FUTURE STOCK PRICE                                             $40.00(3)  $48.00(3)
                                                                                         =========  =========

-----------------------
(1) LTM = Latest twelve months ended October 6, 1996.
(2) Assumes P/E multiple of 14.0x (same as current 1996 estimated multiple).
(3) Present value of stock price and dividends discounted at Wonton's weighted average cost of capital of 9.1%.
(4) Annual dividend is based on the amount that could be paid under bank agreements. As dividend availability increases, we assume dividend returns to the 15% annual increase on 1996's $0.92 per share.
--------------------------------------------------------------------------------

                                                                  PROJECT WONTON


PRO FORMA INCOME STATEMENT - $300 MILLION RECAPITALIZATION


($ IN MILLIONS)
                                         PRO FORMA                 PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                                     ----------------     -----------------------------------------------------------
                                     LTM(1)      1996       1997       1998     1999     2000        2001        2005        CAGR
                                     ------      ----       ----       ----     ----     ----        ----        ----        ----

REVENUES                            $323.9     $326.3     $354.0     $379.2   $405.1   $431.4      $458.2      $570.4        6.1%

EBITDA                                77.4       79.7       87.0       95.3    101.8    108.5       115.3       143.8        6.5%

EBIT                                  54.3       57.0       63.4       69.6     73.6     79.7        87.7       120.6        8.4%

NET INCOME                           $21.1      $22.7      $26.9      $31.7    $35.1    $39.6       $45.2       $73.5       13.4%

----------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE                   $1.96      $2.11      $2.48      $2.89    $3.18    $3.57       $4.04       $6.45       12.5%
----------------------------------------------------------------------------------------------------------------------------------

DIVIDENDS PER SHARE(4)               $0.97      $0.97      $0.97      $1.22    $1.40    $1.61       $1.85       $3.24

POSSIBLE FUTURE STOCK PRICE                                                                        $57.00(2)   $90.00(2)
                                                                                                   =========   =========
PRESENT VALUE OF POSSIBLE FUTURE STOCK PRICE                                                       $42.00(3)   $52.00(3)
                                                                                                   =========   =========


-----------------------
(1) LTM = Latest twelve months ended October 6, 1996.
(2) Assumes P/E multiple of 14.0x (same as current 1996 estimated multiple).
(3) Present value of stock price and dividends discounted at Wonton's weighted average cost of capital of 9.1%.
(4) Annual dividend is based on the amount that could be paid under bank agreements. As dividend availability increases, we assume dividend returns to the 15% annual increase on 1996's $0.92 per share. (Assumes current bank debt level is such that 25% of Excess Cash Flow test could be expanded to 50% of Excess Cash Flow)
--------------------------------------------------------------------------------

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
SUMMARY FINANCIAL DATA - $250 MILLION RECAP
--------------------------------------------------------------------------------

($ IN MILLIONS)
                                                           PRO
                                                           FORMA                   PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------------------------
                                                           1996       1997        1998     1999        2000      2001       2005
                                                           ----       ----        ----     ----        ----      ----       ----

CAPITAL EXPENDITURES                                      $25.4      $25.4       $20.4    $22.9      $20.6     $21.9       $22.0

CASH FLOW AVAILABLE FOR DEBT
        AMORTIZATION(1)
                                                            $23.1     $28.0       $38.0    $41.3      $47.8     $37.8       $40.0
DEBT AMORTIZATION:
        Term Loan Required Amort.                            -        $15.0       $20.0    $20.0      $20.0     $25.0          -
        Additional Cash Sweep                                -         13.0        18.0     21.3       22.8        -           -
        Senior Sub Notes                                     -           -           -        -          -         -           -

        Total Debt Outstanding                             $150.0     $122.0      $84.0    $42.8         -         -           -
                                                           ======     ======      =====    =====       =====     =====       =====
        Cash & Cash Equivalents                              $2.8       $2.8       $2.8     $2.8       $7.8      $45.6      $202.9
                                                           ======     ======      =====    =====       =====     =====       =====
        Shareholders' Equity                               ($45.1)    ($17.7)     $13.3    $47.5      $85.4     $115.6      $255.5
                                                           ======     ======      =====    =====       =====     =====       =====
        CREDIT STATISTICS / LEVERAGE:           LTM
        EBITDA / Interest                       6.4x       6.6x       7.9x        11.4x    19.6x      61.5x     NA          NA
----------------------------------------------------------------------------------------------------------------------------------
        Fixed Charge Coverage (EBITDA)(2)       2.0x       2.2x       2.6x        2.6x     3.1x       4.0x      3.7x        NA
        Fixed Charge Coverage (EBITDAR)(3)      1.4x       1.4x       1.5x        1.5x     1.6x       1.8x      1.7x        2.4x
----------------------------------------------------------------------------------------------------------------------------------
        Total Debt/EBITDA                       1.9x       1.9x       1.4x        0.9x     0.4x       NA        NA          NA
        Total Debt + Leases(4) / EBITDAR        3.9x       3.8x       3.5x        3.2x     2.9x       2.6x      2.6x        2.6x


-----------------------
(1) Defined as Cash Flow from operating activities less capital expenditures.
(2) Defined as EBITDA - CapEx divided by Interest + Required Principal Amortization.
(3) Defined as EBITDAR - CapEx divided by Interest + Rents + Required Principal Amortization.
(4) Capitalized rents at 7.0x.
--------------------------------------------------------------------------------

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
SUMMARY FINANCIAL DATA - $275 MILLION RECAP
--------------------------------------------------------------------------------

($ IN MILLIONS)
                                                               PRO
                                                               FORMA            PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                                                              ------    -------------------------------------------------------

                                                               1996     1997      1998     1999       2000    2001       2005
                                                               ----     ----      ----     ----       ----    ----       ----
CAPITAL EXPENDITURES                                         $25.4     $25.4    $20.4      $22.9     $20.6    $21.5      $22.0

CASH FLOW AVAILABLE FOR DEBT AMORTIZATION(1)
                                                             $18.8     $23.8    $33.6      $37.8     $34.2    $34.6      $41.3
DEBT AMORTIZATION:
        Term Loan Required Amort.                                -      $5.0    $10.0      $15.0     $20.0    $25.0         -
        Additional Cash Sweep                                    -      18.8     23.6        2.6         -        -         -
        Senior Sub Notes                                         -         -        -          -         -        -         -

Total Debt Outstanding                                      $175.0    $151.2   $117.6     $100.0    $100.0   $100.0         -
                                                            ======     ======   =====      =====     =====    =====     =====
Cash & Cash Equivalents                                       $2.8      $2.8     $2.8      $23.0     $57.1    $91.7     $140.8
                                                            ======     ======   =====      =====     =====    =====     =====
Shareholders' Equity                                        ($70.8)   ($47.6)  ($20.9)      $9.9     $34.2    $61.4     $193.3
                                                            ======     ======   =====      =====     =====    =====     =====
      CREDIT STATISTICS / LEVERAGE:                  LTM
      EBITDA / Interest                              4.9x      5.1x      5.9x     7.6x       9.7x     11.1x    11.8x        NA
-------------------------------------------------------------------------------------------------------------------------------
      Fixed Charge Coverage (EBITDA)(2)              2.6x      2.9x      3.4x     3.3x       3.1x      3.0x     2.7x        NA
      Fixed Charge Coverage (EBITDAR)(3)             1.5x      1.6x      1.6x     1.7x       1.6x      1.6x     1.6x      2.4x
------------------------------------------------------------------------------------------------------------------------------
      Total Debt/EBITDA                              2.3x      2.2x      1.7x     1.2x       1.0x      0.9x     0.9x        NA
      Total Debt + Leases(4) / EBITDAR               4.1x      4.0x      3.7x     3.4x       3.3x      3.2x     3.2x      2.6x


-----------------------
(1) Defined as Cash Flow from operating activities less capital expenditures.
(2) Defined as EBITDA - CapEx divided by Interest + Required Principal Amortization.
(3) Defined as EBITDAR - CapEx divided by Interest + Rents + Required Principal Amortization.
(4) Capitalized rents at 7.0x.
--------------------------------------------------------------------------------

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
SUMMARY FINANCIAL DATA - $300 MILLION RECAP
--------------------------------------------------------------------------------

($ IN MILLIONS)
                                                          PRO
                                                          FORMA                 PROJECTED FISCAL YEAR ENDED DECEMBER 31,
                                                           ----      --------------------------------------------------------------

                                                           1996      1997       1998     1999      2000       2001       2005
                                                           ----      ----       ----     ----      ----       ----       ----

CAPITAL EXPENDITURES                                      $25.4      $25.4      $20.4   $22.9      $20.6        $21.5     $22.0

CASH FLOW AVAILABLE FOR DEBT AMORTIZATION(1)
                                                          $12.3      $17.3      $25.8   $27.4      $32.6        $33.2     $42.6
DEBT AMORTIZATION:
        Term Loan Required Amort.                             -       $5.0      $10.0   $10.0      $12.5        $12.5         -
        Additional Cash Sweep                                 -       12.3       15.8       -          -            -         -
        Senior Sub Notes                                      -          -          -       -          -            -         -

Total Debt Outstanding                                   $200.0     $182.2     $156.9  $150.0     $150.0       $150.0         -
                                                         ======     ======      =====   =====      =====        =====     =====
Cash & Cash Equivalents                                    $2.8       $2.8       $2.8   $23.3      $55.9        $89.1     $85.9
                                                         ======     ======      =====   =====      =====        =====     =====
Shareholders' Equity                                     ($95.5)    ($78.9)    ($60.0) ($39.6)    ($16.9)        $8.8    $138.4
                                                         ======     ======      =====   =====      =====        =====     =====
      CREDIT STATISTICS / LEVERAGE:              LTM
      EBITDA / Interest                         4.2x        4.3x       4.9x       5.9x    6.9x       7.4x         7.9x       NA
------------------------------------------------------------------------------------------------------------------------------------
      Fixed Charge Coverage (EBITDA)(2)         2.3x        2.5x       2.9x       2.9x    3.2x       3.2x         3.4x       NA
      Fixed Charge Coverage (EBITDAR)(3)        1.4x        1.5x       1.6x       1.6x    1.6x       1.7x         1.7x      2.4x
------------------------------------------------------------------------------------------------------------------------------------
      Total Debt/EBITDA                         2.6x        2.5x       2.1x       1.6x    1.5x       1.4x         1.3x       NA
      Total Debt + Leases(4) / EBITDAR          4.3x        4.2x       4.0x       3.7x    3.6x       3.5x         3.4x      2.6x


-----------------------
(1) Defined as Cash Flow from operating activities less capital expenditures.
(2) Defined as EBITDA - CapEx divided by Interest + Required Principal Amortization.
(3) Defined as EBITDAR - CapEx divided by Interest + Rents + Required Principal Amortization.
(4) Capitalized rents at 7.0x.

--------------------------------------------------------------------------------

                                                                  PROJECT WONTON
--------------------------------------------------------------------------------
SUMMARY OF ALTERNATIVES
--------------------------------------------------------------------------------

($ IN MILLIONS, EXCEPT PER SHARE DATA)
                                                             SCENARIO A    SCENARIO B     SCENARIO C
                                           STATUS QUO        $250 RECAP    $275 RECAP     $300 RECAP
INCOME STATEMENT DATA: YEAR 2001           ----------        ----------    ----------     -----------
---------------------------------

     Earnings Per Share                         $2.79         $4.11         $4.01          $4.04
       GROWTH RATE(1)                            9.1%         14.8%         14.6%          14.8%
     Dividends Per Share(2)                     $1.85         $1.85         $1.85          $1.85
     Possible Future Stock Price(3)            $39.00        $58.00        $56.00         $57.00
     BALANCE SHEET DATA: YEAR 2001
     Cash & Cash Equivalents                   $229.6         $45.6         $91.7          $89.1
     Total Debt                                     -             -        $100.0         $150.0
     Shareholders' Equity                      $303.4        $115.6         $61.4           $8.8
     CREDIT STATISTICS: YEAR 1997
     EBITDA / Interest                             NA          7.9x          5.9x           4.9x
---------------------------------------------------------------------------------------------------
     Fixed Charge Ratio (EBITDA)(4)                NA          2.6x          3.4x           2.9x
     Fixed Charge Ratio (EBITDAR)(5)             2.1x          1.5x          1.6x           1.6x
---------------------------------------------------------------------------------------------------
     Total Debt / EBITDA                           NA          1.4x          1.7x           2.1x
     Total Debt + Leases / EBITDA                2.7x          3.5x          3.7x           4.0x


-----------------------
(1) Cumulative average growth rate between 1997 and 2001.
(2) Assumes dividends grow at 15% per year beginning in 1998.
(3) Assumes existing P/E multiple of 14.0x. (Same as current 1996 multiple).
(4) Defined as EBITDA - CapEx divided by Interest + Required Principal Amortization.
(5) Defined as EBITDA - CapEx divided by Interest + Rents + Required Principal Amortization.
--------------------------------------------------------------------------------

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
SUMMARY OF ALTERNATIVES
--------------------------------------------------------------------------------

($ IN MILLIONS, EXCEPT PER SHARE DATA)
                                                           SCENARIO A      SCENARIO B      SCENARIO C
                                          STATUS QUO      $250 RECAP       $275 RECAP      $300 RECAP
                                          ----------      -----------      ----------      ----------
     INCOME STATEMENT DATA: YEAR 2005

     Earnings Per Share                       $3.76           $5.84            $6.13           $6.45
        GROWTH RATE(1)                         8.9%           12.5%            13.3%           14.0%
     Dividends Per Share(2)                   $3.24           $3.24            $3.24           $3.24
     Possible Future Stock Price(3)          $53.00          $82.00           $86.00          $90.00

     BALANCE SHEET DATA: YEAR 2005

     Cash & Cash Equivalents                 $313.1          $202.9           $140.8           $85.9
     Total Debt                                   -               -                -               -
     Shareholders' Equity                    $372.4          $255.5           $193.3          $138.4


-----------------------
(1) Cumulative average growth rate between 1997 and 2005.
(2) Assumes dividends grow at 15% per year beginning in 1998.
(3) Assumes existing P/E multiple of 14.0x. (Same as current 1996 estimated multiple).
(4) Defined as EBITDA - CapEx divided by Interest + Required Principal Amortization.
(5) Defined as EBITDA - CapEx divided by Interest + Rents + Required
    Principal Amortization.
--------------------------------------------------------------------------------

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
COMPARISON OF FINANCING OPTIONS
--------------------------------------------------------------------------------


                     BANK FINANCING (SCENARIO A)                    PUBLIC DEBT FINANCING (SCENARIO B & C)
                     ---------------------------                    ---------------------------------------

INTEREST RATE:       8.00% - 8.25% (Libor + 250 - 275 bps)          9.75% - 10.00% (UST + 337.5 - 362.5 bps)
AMORTIZATION:        5 - 7 year contractual amortization            None (8 year bullet)
PREPAYMENT:          Prepayment at anytime                          Non-callable until end of year 4
COVENANTS:           Maintenance based (quarterly compliance):      Incurrence based (at time of elected
                       Minimum interest coverage                    transaction):
                       Minimum fixed charge coverage                    Debt incurrence
                       Maximum leverage                             Limitation on :
                     Limitation on:                                      Restricted payments (e.g. - dividend
                       Capital expenditures                              limitations)
                       Restricted payments (e.g. - dividend              Asset sales
                       limitations)                                      Affiliate transactions
                       Asset sales
                       Affiliate transactions
                       Acquisitions
TIMING:              Additional 3-4 weeks for bank syndication      Banks more likely to close before syndication
                     likely


--------------------------------------------------------------------------------

                                                                  PROJECT WONTON

                                   APPENDIX A
                          SUMMARY TRANSACTION TIMETABLE

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
ILLUSTRATIVE TIMETABLE - RECAPITALIZATION (TENDER OFFER)
--------------------------------------------------------------------------------

--------------------------  ------------------------  -------------------------
JANUARY               1997  February            1997  March               1997
--------------------------  ------------------------  -------------------------
S  M   T   W   T   F   S    S   M   T  W  T   F  S    S   M   T   W  T   F   S
--------------------------  ------------------------  -------------------------
           1   2   3   4                         1                           1
5  6   7   8   9   10  11   2   3   4  5  6   7  8    2   3   4   5  6   7   8
12 13  14  15  16  17  18   9   10  11 12 13  14 15   9   10  11  12 13  14  15
19 20  21  22  23  24  25   16  17  18 19 20  21 22   16  17  18  19 20  21  22
26 27  28  29  30  31       23  24  25 26 27  28      23  24  25  26 27  28  29
                                                      30  31
--------------------------  ------------------------  -------------------------

WEEK OF JANUARY 13:   Present proposal to Board of Directors

                      Board considers Recapitalization

WEEK OF JANUARY 20:   Board authorizes Recapitalization Begin confidential
                      discussions with possible bank lenders Draft of internal financial statements available

WEEK OF JANUARY 27:   Legal counsel drafts tender offer documentation Legal
                      counsel begins drafting debt Offering Circular and description of Notes Public information package sent to debt Rating Agencies Begin preparation of Rating Agency presentation

WEEK OF FEBRUARY 3:   Continue preparation of Rating Agency presentation
                      Continue discussions with bank lenders Accountants sign-off on financial results

WEEK FEBRUARY 10:     Company issues press release announcing self tender
                      Company commences tender offer Drafting of debt offering
                      circular and description of notes continues Continue
                      discussions with bank lenders Presentations to rating
                      agencies Draft of GAAP financial statements available
                      (excluding footnotes) Regularly scheduled dividend
                      announcement
--------------------------------------------------------------------------------

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
ILLUSTRATIVE TIMETABLE - RECAPITALIZATION (TENDER OFFER)
--------------------------------------------------------------------------------
--------------------------  ------------------------  -------------------------
JANUARY               1997  February            1997  March               1997
--------------------------  ------------------------  -------------------------
S  M   T   W   T   F   S    S   M   T  W  T   F  S    S   M   T   W  T   F   S
--------------------------  ------------------------  -------------------------
           1   2   3   4                         1                           1
5  6   7   8   9   10  11   2   3   4  5  6   7  8    2   3   4   5  6   7   8
12 13  14  15  16  17  18   9   10  11 12 13  14 15   9   10  11  12 13  14  15
19 20  21  22  23  24  25   16  17  18 19 20  21 22   16  17  18  19 20  21  22
26 27  28  29  30  31       23  24  25 26 27  28      23  24  25  26 27  28  29
                                                      30  31
--------------------------  ------------------------  -------------------------

WEEK OF FEBRUARY 17:  Receive bank financing commitment and begin negotiating bank loan agreements
                      Audited financial statements with footnotes available Finalize debt Offering Circular and description of Notes Debt offering circular printed and distributed to investors

WEEK OF FEBRUARY 24:  Presentation to debt salesforce
                      Receive credit ratings from Rating Agencies
                      Begin roadshow for debt offering

WEEK OF MARCH 3:      Complete roadshow for debt offering
                      Finalize bank loan agreements(1)

WEEK OF MARCH 10:     Price debt offering
                      Close debt offering
                      Close bank financing
                      Consummate tender offer

-----------------------
(1) Assumes bank lenders do not require syndication prior to closing. If syndication is required, additional time needed to syndicate is 3 to 4 weeks.
--------------------------------------------------------------------------------

                                                                  PROJECT WONTON



                APPENDIX B
                OWNERSHIP SUMMARY

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
PRO FORMA OWNERSHIP SUMMARY
--------------------------------------------------------------------------------

                          $250 MILLION RECAPITALIZATION
--------------------------------------------------------------------------------
                              PRE-TRANSACTION           Post-Recapitalization

                              SHARES             %          Shares          %
Insiders:
     Joseph and Mario S.       3,454,294      15.9%         3,120,961     23.1%
     Trust of Carmela S.       2,497,884      11.5%         2,497,884     18.5%
     Options (J. and M.)         570,000      2.6%           570,000      4.2%
     Other option holders        768,702      3.5%           768,702      5.7%
Public Shareholders           14,440,065     66.4%         6,570,000     48.6%
Total Shares Outstanding      21,730,945    100.0%        13,527,547    100.0%
--------------------------------------------------------------------------------
                          $275 MILLION RECAPITALIZATION
--------------------------------------------------------------------------------
                               PRE-TRANSACTION     Post-Recapitalization

                                   SHARES       %      Shares             %
Insiders:
     Joseph and Mario S.       3,454,294      15.9%     3,120,961       24.6%
     Trust of Carmela S.       2,497,884      11.5%     2,497,884       19.7%
     Options (J. and M.)         570,000       2.6%       570,000         4.5%
     Other option holders        768,702       3.5%       768,702         6.1%
Public Shareholders           14,440,065      66.4%     5,711,500        45.1%
Total Shares Outstanding      21,730,945     100.0%    12,669,047       100.0%
--------------------------------------------------------------------------------
                          $300 MILLION RECAPITALIZATION
--------------------------------------------------------------------------------
                                   PRE-TRANSACTION        Post-Recapitalization

                                     SHARES           %     Shares          %
Insiders:
     Joseph and Mario S.            3,454,294     15.9%    3,120,961     26.3%
     Trust of Carmela S.            2,497,884     11.5%    2,497,884     21.1%
     Options (J. and M.)            570,000       2.6%       570,000      4.8%
     Other option holders           768,702       3.5%       768,702      6.5%
     Public Shareholders            14,440,065   66.4%     4,887,550     41.3%
        Total Shares Outstanding    21,730,945  100.0%    11,845,047    100.0%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                                         Page 24

                                                                  PROJECT WONTON


OWNERSHIP SUMMARY


                 TOP FIFTEEN INSTITUTIONAL OWNERS BY HOLDINGS(1)

                                                    Shares            %


Dalton Greiner Hartman                              762,700         3.7%
Strong Capital Management                           699,700         3.4%
Lazard Freres                                       649,990         3.2%
First Chicago NBD Corp.                             462,460         2.3%
Barclays Bank                                       423,929         2.1%
Moody Aldrich & Sullivan                            403,820         2.0%
Wedge Capital Management LLP                        372,900         1.8%
Pacific Income Advisors                             364,581         1.8%
Chase Manhattan                                     334,365         1.6%
Putnam Investment Management                        325,800         1.6%
Equitable Companies                                 312,550         1.5%
Fidelity Management & Research                      310,600         1.5%
Hughes Investment Management                        267,000         1.3%
Travelers Inc.                                      265,465         1.3%
Florida St. Board / Administration                  225,000         1.1%
                        TOP FIFTEEN INSTITUTIONS    6,180,860       30.3%
                        Total Shares Outstanding    20,392,243      100.0%

-----------------------
Source:  CDA / Spectrum.




--------------------------------------------------------------------------------

                                                                  PROJECT WONTON


                APPENDIX C
                TRADED VOLUME ANALYSIS

                                                                  PROJECT WONTON


TRADED VOLUME ANALYSIS


                                 PROJECT WONTON
                      JANUARY 10, 1996 TO JANUARY 10, 1997
                                [GRAPHIC OMITTED]

-----------------------
Source:  Factset.




--------------------------------------------------------------------------------
                                                                         Page 26

                                                                  PROJECT WONTON


                APPENDIX D
                DISCOUNTED CASH FLOW ANALYSIS

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
Project Wonton - DCF Analysis ("Status Quo" Case)

DCF Valuation - Terminal Value as a Multiple of EBITDA
                                         1997     1998       1999      2000       2001   Term. Value
                                         ----     ----       ----      ----       ----   -----------
                                                                                             4.0%
Sales                                   $354.0    $379.2     $405.1    $431.4    $458.2
EBITDA                                    87.0      95.3      101.8     108.5     115.3

EBIT                                      63.4      69.6       73.6      79.7      87.7
Taxes             40%                    (25.3)    (27.8)     (29.4)    (31.9)    (35.1)
                                         ------    ------     ------    ------    ------
Net Income                                38.0      41.7       44.2      47.8      52.6     52.6

Depreciation & Amort.                     23.6      25.7       28.2      28.7      27.6     27.6
Capital Expenditures                     (24.4)    (19.4)     (21.9)    (19.6)    (20.9)    20.9
Capitalized Store Opening Costs           (1.0)     (1.0)      (1.0)     (1.0)     (1.0)    (1.0
Change in Work Cap.                        2.0       1.9        1.9       2.0       2.0      1.3
                                           ---       ---        ---       ---       ---      ---

Free Cash Flow                            38.3      48.9       51.4      58.0      60.3     59.6
                                          ====      ====       ====      ====      ----     ====

NPV of Cash Flows @                                 10.7%    $187.3               Terminal Value Calculation
                                                                                  --------------------------
PV of Terminal Value                                 6.5x     450.8
   @ EBITDA Multiple of:                                      -----               Year 2001 EBITDA           $ 115.3
Total Enterprise Value                                       $638.1               EBITDA Terminal Multiple       6.5x
                                                                                                              -------
Less: Debt Assumed                                              -                 Terminal Value in 2000     $ 749.4

Plus: Cash                                                   (110.3)
Plus: Equity Offsets                                           32.6

Value To Equity                                               560.4               Multiple of 2001 EBITDA       6.5x
Fully Diluted Shares Outstanding                               21.7               Multiple of 2001 EBIT         8.5x
Value Per Share                                               $25.79              Multiple of 2001 Net Inc.    14.2x
                                                                                  Multiple of 2001 PCF         12.4x

                     Sensitivity Table - DCF Value Per Share
                              EBITDA Exit Multiple                                Implied Perp. Growth Rate
                       5.5x       6.0x       6.5x        7.0x          7.5x         of Free Cash Flow (1)(2)    2.7x
                       ----       ----       ----        ----          ----
                9.5%   $ 23.87   $  25.55    $  27.24    $  28.92     $  30.61    ---------------------------------
Discount       10.0%   $ 23.33   $  24.98    $  26.62    $  28.27     $  29.92    (1)  Normalizes cash flow for perpetuity.
Rate           10.5%   $ 22.80   $  24.41    $  26.02    $  27.63     $  29.24
               11.0%   $ 22.29   $  23.86    $  25.44    $  27.01     $  28.59    (2)  Using Gordon Growth Model
               11.5%   $ 21.79   $  23.33    $  24.87    $  26.41     $  27.95
----------------- -------------- -------------- --------------  -------------

                                                                  PROJECT WONTON


                APPENDIX E
                DESCRIPTION OF COMPARABLE COMPANIES

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
COMPARABLE PUBLIC COMPANIES - OPERATING DATA


($ IN MILLIONS)
                              Number of       %       EBITDA    Comp Store    Unit Growth      Revenue Growth      Net Income Growth
                              Locations   Franchise   Margin  Sales Growth   1994-95  1995-96   1994-95  1995-96   1994-95  1995-96
Wonton                           816         27%      23.9%        0.6%      7%         6%        8%       3%      (5%)      19%

LIMITED SERVICE RESTAURANTS

CKE Restaurants                  657         38%      11.9%        8.4%      1%         4%        5%      26%      742%      95%
Papa John's                    1,156         75%      10.6%        6.4%     39%        32%       57%      32%       56%      66%
Wendy's Int'l                  5,829         70%      18.4%        5.0%      7%         8%       10%      10%       16%      20%
Sonic Corp.                    1,567         85%      27.0%        5.0%      2%         3%       21%      22%       32%      25%
Foodmaker                      1,270         31%       9.8%        4.0%      2%         1%        4%       NA        NM       6%
Luby's Cafeterias                204           -      18.3%      (0.3%)     10%        15%        7%      27%        6%       9%
Ryan's Family Steakhouse         257         10%      15.3%      (0.1%)      6%         NA       15%      11%        9%      10%
Buffets                          338          7%      12.5%      (3.5%)     23%         NA       37%       NA       28%        -


-----------------------
Source:  Wall Street Research, Company 10-Qs and 10Ks.



--------------------------------------------------------------------------------
                                                                         Page 27

                                                                  PROJECT WONTON


DESCRIPTION OF COMPARABLE COMPANIES



BUFFETS, INC.

      The Company and its subsidiaries owns and operates a chain of buffet restaurants under the name of Old Country Buffet and Country Buffet. On September 20, 1996, the Company merged with Hometown Buffet which also owns and operates a chain of buffet restaurants. The combined Company owns approximately 350 restaurants in 32 different states. The Company also franchises a number of restaurants.

CKE RESTAURANTS

      The Company operates and franchises the Carl's Jr. restaurant chain primarily in the southwestern United States. The Company owns over 390 units and franchises over 240. The Company also operates Boston Chicken stores in CKE's California territory.

FOODMAKER, INC.

      The Company operates and franchises Jack In The Box, a leading fast-food chain in western and the southwestern United States. The Company owns approximately 860 unit and franchises approximately 400 units. The Jack In The Box concept is also in five international locations: Mexico, Hong Kong, Indonesia, Egypt and the Philippines.

LUBY'S CAFETERIAS, INC.

      The Company owns and operates over 200 cafeterias under the name "Luby's" located in suburban shopping areas in approximately 11 states located primarily in southern and the southwestern United States.

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                                                                         Page 28

                                                                  PROJECT WONTON


DESCRIPTION OF COMPARABLE COMPANIES


PAPA JOHN'S INTERNATIONAL

      The Company is a rapidly growing operator and franchiser of pizza delivery and carryout restaurants that operate under the trademark Papa John's. The Company owns approximately 220 restaurants and franchises approximately 660.

RYAN'S FAMILY STEAK HOUSES, INC.

      The Company owns and franchises more than 260 restaurants largely in the southeastern United States. The Company's restaurants feature "Steaks, Buffet & Bakery." The Company also operates under three casual dining concepts on a test basis, consisting of Cliente Grille or Chilace Grille, Laredo Grill and Bellissimo's Italian Eatery.

SONIC CORP.

      The Company operates and franchises more than 1,500 drive-in restaurants located principally in the south central and southeastern United States that feature fast service and a limited menu of moderately priced, cooked-to-order items.

WENDY'S INTERNATIONAL

      The Company operates or franchises more than 4,400 Wendy's restaurants in the United States and 33 other countries. The Company also operates approximately 1,200 Tim Hortons restaurants, which offers coffee and a full line of fresh baked goods, as well as soups and sandwiches, primarily in Canada.


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                                                                         Page 29

                APPENDIX F
                COMPARABLE M&A TRANSACTIONS

                                                                  PROJECT WONTON


SELECTED COMPARABLE M&A TRANSACTIONS


($ IN MILLIONS)

Date Annonced/
  Status
                                                   Enterprise  Equity  Premium   Enterprise Value/      Equity Value/
(date completed)  Target              Acquiror        Value     Value   Paid    Revenue EBITDA EBIT   Net Income Book Value
---------------   ------              --------     ----------  ------  -------  ------- ------ ----   ---------- ----------
 8/23/94 /      Ground Round       399 Ventures      $161.5    $104.2   41.2%    0.66x  6.0x   12.2x    16.7x      1.6x
terminated        Restaurants

 8/15/95 /      TPI Enterprises,   Shoney's Inc.      158.8      54.5  -17.8%    0.57x  7.8x    NM        NM       0.8x
11/17/95          Inc.

11/6/95 /       NPC International  Management         301.5     221.5   44.0%    0.96   6.6x   11.7x    19.1x      2.7x
withdrawn

 3/4/96 /       Cococ Restaurants, Flagstar Cos Inc.  306.5     275.0    NA      0.61x  5.0x    9.1x      NM        NM
5/23/96           Jojos Restau-
                  rants, Carrows
                  Restaurants, Inc.
                  (Family Restau-
                  rants)

 5/2/96 /     Houlihan's Restau-   Zapata Corp.       157.0     85.2   33.3%     0.58x  5.0x    9.8x    20.5x      1.2x
terminated       rants Group

 6/4/96 /     Hometown Buffet Inc. Buffets Inc.       209.8    178.3    3.5%     1.09x  7.8x   14.6x    24.0x      2.3x
 9/20/96

              Harmonic Mean of                                                   0.70x  6.2x   11.2x    19.7x      1.4x
               Transaction Multiples


             -----------------------------------------------------------------------------------------------------------------------
              Wonton               Management        $509.0   $619.3   16.5%     1.57x  6.6x    9.4x    17.2x      3.2x
             -----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                         Page 30

                APPENDIX G
                SUMMARY TERM SHEETS

                                                                  PROJECT WONTON


SUMMARY OF INDICATIVE TERMS FOR BANK FACILITY


($ IN MILLIONS)
                                                Scenario A                       Scenario B                     Scenario C
                                             $250 Million Recap               $275 Million Recap            $300 Million Recap
Capitalization:
  Revolver                               $40 - 50 (Undrawn)                   $40 - 50 (Undrawn)             $40 - 50 (Undrawn)
  Term Loan A                                   $100                                 $75                            $50
  Term Loan B                                    $50                                 --                              --
  EXPECTED PRICING:
  Revolver                                   LIBOR + 250                         LIBOR + 250                      LIBOR + 250
  Term Loan A                                LIBOR + 250                         LIBOR + 250                      LIBOR + 250
  Term Loan B                                LIBOR + 275                             --                               --
  MATURITY / AMORTIZATION:
  Revolver                                5 year "evergreen"                        SAME                             SAME
  Term Loan A                         5 year maturity; staggered                    SAME                             SAME
                                  principal amortization in years 1-5
  Term Loan B                     7 year maturity; equal principal                   --                               --
                                       amortization in years 6-7
  OTHER:
  CASH SWEEP:                       75% of Excess Cash Flow(3)           75% of Excess Cash Flow(3)    50% of Excess Cash Flow(2)(3)
  FEES:                                1% commitment fee                            SAME                             SAME
                                          1% closing fee
RESTRICTED PAYMENTS / DIVIDENDS:    Up to 25% of Excess Cash Flow      Up to 25% of Excess Cash Flow   Up to 50% of Excess Cash Flow
                                       may be paid in dividends              may be paid in dividends    may be paid in dividends(2)


---------------------
(1) Negotiated terms may allow for a portion of the Bank facilities to be extended under the revolving credit line.
(2) For Scenario C, the bank facilities should permit less than 75% cash flow sweep, thereby allowing greater than 25% excess cash flow for dividends.
(3) Applied to repay Term Loans in inverse order of maturities ("cash flow sweep").
--------------------------------------------------------------------------------
                                                                         Page 31

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
SUMMARY OF INDICATIVE TERMS FOR SENIOR SUB NOTES
--------------------------------------------------------------------------------


ISSUE:                 Senior Subordinated Notes (the "Notes")

PRINCIPAL AMOUNT:      $100 - 150 million

MATURITY:              2005 (8 years)

ASSUMED RATINGS:       Strong to mid single B

INDICATIVE COUPON:     9 3/4% - 10% (T + 337.5 - 362.5 bps), payable in cash
                       semi-annually in arreaRS

SECURITY:              None

RANKING: The Notes will be unsecured senior subordinated indebtedness of the Company and will rank subordinated in right of payment to all existing and future senior indebtedness of the Company and PARI PASSU with or senior to all existing and future subordinated indebtedness of the Company

MANDATORY REDEMPTION   None

OPTIONAL REDEMPTION:   Non-callable for four years.  Until the end of year four,
                       redeemable at the Company's option at any time, in whole
                       or in part, at a premium equal to 50% of the coupon,
                       declining ratably to par by the end of year seven.  Also,
                       35% of the Principal Amount of the Notes may be redeemed
                       by the Company within the first three years at a premium
                       with the proceeds of an equity offering
--------------------------------------------------------------------------------
                                                                         Page 32

                APPENDIX H
                COMPARABLE RECAPITALIZATION TRANSACTIONS

                                                                 PROJECT WONTON

--------------------------------------------------------------------------------
UNITED STATIONERS MERGER WITH ASSOCIATED STATIONERS
--------------------------------------------------------------------------------

ASSOCIATED HOLDINGS ACQUIRED ON MARCH 30, 1995 A MAJORITY INTEREST IN UNITED STATIONERS WHICH MERGED WITH ASSOCIATED STATIONERS, A WHOLLY-OWNED SUBSIDIARY OF ASSOCIATED HOLDINGS

     o Associated  Holdings  offered  to  purchase  up to  17.2  million  shares
       (approximately   92.5%  of  the  common  shares  outstanding)  of  United
       Stationers

     o Post-transaction,   the  shares  not  purchased  by  Associated  Holdings
       comprised approximately 19% of the new common stock on a fully-diluted basis

     o The new Company expected to generate approximately $26.0 million in annual cost savings

     o Cash offer price of $15.50 per share, totaling $267 million offered in the purchase of United Stationer's shares. This price represented a 12.7% premium over the closing price of the Company's common stock ($13.75), on the day prior to the transaction's announcement

     o The  Company's  current  stock  price as of January  10,  1997 was $21.25
       (37.1%       appreciation       over      the       purchase       price)
       -------------------------------------------------------------------------

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
UNITED STATIONERS
--------------------------------------------------------------------------------


                        TRADING HISTORY POST-TRANSACTION
                       MARCH 30, 1995 TO JANUARY 10, 1997


                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                                                  PROJECT WONTON

--------------------------------------------------------------------------------
HAYES WHEEL CORP. INTERNATIONAL MERGER WITH MOTOR WHEEL CORP.
--------------------------------------------------------------------------------

MWC HOLDING MERGER WITH HAYES WHEEL CORP. INTERNATIONAL ON AUGUST 2, 1996

MWC Holdings offered in consideration for each Hayes Wheel common share $28.80 in cash and .1 shares of the Company's new common stock. The total consideration per share of approximately $32.00 represented a 29.3% premium over the closing price of the Company's stock on the day prior to the announcement of the transaction ($24.75)

Post-transaction, the original shareholders of Hayes Wheel Corp. stock owned approximately 15.8% of the Company's new common stock

Cash consideration of $28.80 per share, totaling $506 million offered in the purchase of Hayes Wheel shares

The Company's current stock price as of January 10, 1997 was $43.50(1) (35.9% appreciation over the purchase price)


--------------------
(1) Current price adjusted for 2:1 split on 1/7/97 (actual price was $21.75 on 1/10/97).
--------------------------------------------------------------------------------
                                                                         Page 35

                                                                  PROJECT WONTON

HAYES WHEEL CORP. INTERNATIONAL


                       TRADING HISTORY POST-TRANSACTION(1)
                       AUGUST 2, 1996 TO JANUARY 10, 1997



                               [GRAPHIC OMITTED]


--------------------
(1) Historical prices adjusted for 2:1 split on January 7, 1997.

--------------------------------------------------------------------------------
                                                                         Page 36